SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 28, 2007
Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

333-110249 (Commission File Number)	71-0915825 (I.R.S. Employer Identification No.)

3001 Knox Street, Suite 303
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)
(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant

In September 2007, the Board of Directors of Earth Biofuels, Inc. (the “Company”) determined, in connection with its responsibility to select and retain the Company’s independent auditors that it recommended a change with regard to the Company’s audit engagement for fiscal year 2007.  The Board of Directors decided to review the opportunity to obtain a local auditing firm for the Company.  The Board has also considered the benefits and detriments of changing independent auditors.  The Board of Directors approved the dismissal of Malone and Bailey of Houston, Texas (“Malone”), as the Company’s independent registered public accounting firm.  Malone and Bailey have audited the Company’s consolidated financial statements for the years ended December 31, 2005, December 31, 2006 and they have reviewed the consolidated financial statements for the interim periods ended March 31, 2007and June 30, 2007.

The audit reports of Malone and Bailey on the Company’s consolidated financial statements as of and for the years ended December 31, 2005, and December 31, 2006, contained no adverse opinion or disclaimer of opinion but was modified as to uncertainty.

In connection with  Malone and Bailey audits for the years ended December 31, 2005, and December 31, 2006, and the subsequent period through the Auditor Change Date hereof, there were no disagreements with Malone and Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of  Malone and Bailey, would have caused Malone and Bailey to make reference to the subject matter of such disagreements in connection with its opinions.

In connection with Malone and Bailey audits for the years ended December 31, 2005, and December 31, 2006, there were no events required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B, except as described in the following paragraph.

Our management, including the principal executive officer and principal financial officer, evaluated our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) related to the recording, processing, summarization and reporting of information in our reports that we file with the SEC. These disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to us, including our subsidiaries, is made known to our management, including these officers, by other of our employees, and that this information is recorded, processed, summarized, evaluated and reported, as applicable, within the time periods specified in the Sec’s rules and forms.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in there being a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. In its assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, the Company and its independent auditors Malone & Bailey determined that there were control deficiencies that constituted material weaknesses, as described below.

     The Company in certain instances lacked the technical expertise and did not maintain adequate procedures to ensure that the accounting for share based transactions under Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” and EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” was appropriate. This material weakness contributed to the restatement of prior financial statements for the quarters ended  June 30, 2006, and September 30, 2006.

In addition the Company did not maintain a sufficient complement of personnel with an appropriate level of technical accounting knowledge, experience, and training in the application of generally accepted accounting principles commensurate with the Company’s complex financial accounting and reporting requirements and low materiality thresholds. This was evidenced by a significant number of out-of-period adjustments noted during the year-end closing process related to impairment on investments and accruals of registration penalties and interest expense. This material weakness contributed to the restatement of the financial statements as of December 31,2006.

 Due to the previously reported material weaknesses, as evidenced by the significant number and magnitude of out-of-period adjustments identified during the year-end closing process and the resulting restatements related to share based compensation and accounting adjustments, management has concluded that the controls over the period-end financial reporting process were not operating effectively. Specifically, controls were not effective to ensure that significant non-routine transactions, accounting estimates, and other adjustments were appropriately reviewed, analyzed, and monitored on a timely basis, and failure to establish the appropriate communication and coordination between relevant departments involved in complex financial transactions.

A material weakness in the period-end financial reporting process could result in the Corporation not being able to meet its regulatory filing deadlines and, if not remediated, has the potential to cause a material misstatement or to miss a filing deadline in the future.

Our management, including our CEO and CFO, does not expect that our Disclosure Controls or our internal controls will prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Controls can also be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with associated policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

The corporation is in the process of developing and implementing remediation plans to address our material weaknesses.  Management has taken the following actions during the last quarter of 2006 and the first two quarters of 2007 to improve the internal controls over financial reporting.

1.  Reorganize and restructure the Accounting department by (a) revising the reporting structure and establishing clear roles, responsibilities, and accountability, (b) hiring additional technical accounting personnel to address Earth’s complex accounting and financial reporting requirements, and (c) assessing the technical accounting capabilities in the operating units to ensure the right complement of knowledge, skills, and training.

2.  Improve period-end closing procedures by (a) requiring all significant non-routine transactions to be reviewed by Corporate Accounting, (b) ensuring that account reconciliations and analyses for significant financial statement accounts are reviewed for completeness and accuracy by qualified accounting personnel, (c) implementing a process that ensures the timely review and approval of complex accounting estimates by qualified accounting personnel and subject matter experts, where appropriate, and (d) developing better monitoring controls.

In light of this, management has augmented the resources in Accounting by utilizing external resources in technical accounting areas and implemented additional closing procedures for the year ended December 31, 2006. As a result, management believes that there are no material inaccuracies or omissions of material fact and, to the best of its knowledge, believes that the consolidated financial statements for the year ended December 31, 2006 fairly present in all material respects the financial condition and results of operations for the Corporation in conformity with accounting principles generally accepted in the United States of America.

No reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the subsequent period through the Auditor Change Date.

The Company provided Malone and Bailey with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Malone and Bailey furnish a letter addressed to the SEC stating whether or not Malone and Bailey agrees with the statements noted above. A copy of the letter, dated November 19,  2007, from Malone and Bailey is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	New independent registered public accounting firm

Effective November 1 , 2007, the Board of Directors recommended the selection of Montgomery Coscia Greilich LLP of Dallas, Texas, as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

During the Company’s two most recent financial years and the period through the Auditor Change Date, neither the Company nor anyone on its behalf has consulted with, Montgomery Coscia Greilich LLP regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

Item 9.01 Exhibits.
(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
16.1	Letter dated November 19, 2007 of Malone & Bailey

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc. (Registrant)
Date: November 20, 2007	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III,
Chief Executive Officer